SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-AEROQUIP-VICKERS INC

          THE GABELLI PERFORMANCE PARTNERSHIP
                                10/07/98           25,000            23.5000
          GABELLI FUNDS, INC.
               THE GABELLI VALUE FUND,INC.
                                10/07/98           20,000            23.3400
                                10/02/98            5,000            27.3000
               THE GABELLI EQUITY TRUST,INC.
                                10/07/98           69,100            23.3400
               THE GABELLI EQUITY INCOME FUND
                                10/07/98           10,000            23.3400
               THE GABELLI ASSET FUND
                                10/07/98           24,900            23.3400
                                 9/30/98           40,100            28.9004
               THE GABELLI CAPITAL ASSET FUND
                                10/07/98            8,000            23.3400
          GAMCO INVESTORS, INC.
                                10/07/98            2,000            23.2699
                                10/02/98            3,000            27.6523
                                10/07/98           20,000            23.3125
                                10/07/98           15,000            23.5000
                                10/07/98           71,800            23.2699
                                10/07/98            4,500            23.1250
                                10/07/98           13,400            23.0000
                                10/07/98           15,000            23.1229
                                10/06/98            5,000            24.3750
                                10/05/98            5,000-           27.2050
                                10/05/98              500            26.6250
                                10/05/98            2,000            26.8125
                                10/05/98            4,000            27.1875
                                10/05/98            9,500            27.2632











                                               SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-AEROQUIP-VICKERS INC

          GAMCO INVESTORS, INC.
                                10/05/98              500            27.6250
                                10/02/98           27,500            27.6523
                                10/02/98              500            27.6875
                                10/02/98            9,000            27.6160
                                10/02/98              300-           27.5625
                                10/01/98            2,000            27.6250
                                10/01/98            5,000-           28.4063
                                 9/30/98           30,000            29.0000
                                 9/30/98           10,000            29.3750
                                 9/30/98           14,600            28.7419
                                 9/30/98              800            28.6250





















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.